UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 1, 2007

(Date of earliest event reported)

AmericanWest Bancorporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	0-18561	91-1259511
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

41 West Riverside Avenue, Suite 400

Spokane, WA 99201

(address of Principal Executive Offices)(Zip Code)

(509) 467-6993

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Dr. Ivan T. Call, who was appointed as a director of the Company effective April 1, 2007, will serve as a member of the Company’s Compensation Committee, and not the Audit and Compliance Committee, as originally reported in a Form 8-K filed on April 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmericanWest Bancorporation
(Registrant)

Dated: April 3, 2007	By:	/s/ Patrick J. Rusnak
Patrick J. Rusnak
Chief Operating Officer